Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne Mackie	Jim Buckley
Vice President, Chief Financial Officer

Executive Vice President

CRA International

Sharon Merrill Associates, Inc.

617-425-3700	617-542-5300

CRA INTERNATIONAL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2005 FINANCIAL RESULTS

Q4 Revenue Grows 27 Percent to $73.8 Million;  EPS Rises 31 Percent to $0.55;
International Sales Increase to 26 Percent of Total Revenue

BOSTON, January 12, 2006 — CRA International, Inc. (Nasdaq: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today reported financial results for its fourth quarter and fiscal year ended November 26, 2005.

Revenue for the fourth quarter of fiscal 2005 increased 27 percent to $73.8 million from $58.3 million for the fourth quarter of fiscal 2004.  Net income for the fourth quarter of fiscal 2005 increased 51 percent to $6.6 million, or $0.55 per diluted share, from $4.4 million, or $0.42 per diluted share, in the comparable period last year.  Weighted average diluted shares outstanding used to calculate earnings per share in the fourth quarter of fiscal 2005 were 12.1 million, versus 10.4 million in the fiscal fourth quarter last year.

Revenue for fiscal 2005 increased 36 percent to $295.5 million from $216.7 million in fiscal 2004.  Net income for fiscal 2005 was $24.6 million, a 51 percent increase from $16.3 million in fiscal 2004.  Earnings per diluted share grew 37 percent to $2.13 in fiscal 2005 from $1.55 in fiscal 2004.  Weighted average diluted shares outstanding used to calculate earnings per share in fiscal 2005 were 11.6 million, versus 10.5 million a year earlier.

Comments on the Fourth Quarter

“CRA’s performance in the fourth quarter capped another successful year for the Company, with continued growth in nearly all of our litigation and business consulting practices,” said James C. Burrows, CRA International’s president and CEO.  “We capitalized on an improving overall spending environment and continued strength in the M&A market.  At the same time, we successfully leveraged new opportunities stemming from the recent expansion of our business in the UK and continental Europe.”

“Our top line reflected a balanced mix of litigation and business consulting activity in the fourth quarter, highlighted by strong results in our Competition,  Finance, Chemicals & Petroleum, and Pharmaceutical practices and in our overseas business,” continued Burrows.  “International revenue increased to 26 percent of total revenue from 21 percent in the fiscal third quarter and 9 percent in the fourth quarter of fiscal 2004.  Although CRA’s global utilization rate increased to 76 percent this quarter from 74 percent in the fiscal third quarter, further improvement in utilization remains our top operational priority.”

Comments on Fiscal 2005

“CRA continued its strong revenue and earnings momentum in fiscal 2005,” Burrows said.  “We maintained healthy headcount levels and bolstered the Company’s leadership team in the United States and Europe, and across many of our practices.  In addition, we continued to make progress toward achieving our strategic goal of expanding CRA’s international service offerings, completing the acquisitions of Lee & Allen and the former Lexecon Ltd business, thus enhancing CRA’s presence in London and throughout continental Europe.  Reflecting a successful third-quarter public offering that included the sale by CRA of 710,000 shares of common stock, CRA concluded the fiscal year with $115 million in cash.”

Outlook and Financial Guidance

“We are encouraged by the general economic growth and underlying trends in demand for litigation and business consulting services we are seeing as CRA begins the new fiscal year,” said Burrows.  “For fiscal 2006, we anticipate revenue growth in the range of 18-20 percent that includes the full year effect of the 2005 acquisitions.  We continue to target a long-term revenue growth rate of approximately 15 percent excluding new acquisitions.”

For fiscal 2006, CRA will be required to begin expensing stock-based compensation in accordance with Financial Accounting Standards Board Statement No. 123R (123R).  The adoption of 123R will impact most major captions in the Company’s income statement below the revenue line.  In order to provide useful comparative information with fiscal 2005, CRA is providing the table below.  This table provides fiscal 2005 revenue, net income and diluted earnings per share, as reported and pro-forma, with the estimated impact of 123R as if 123R had been adopted at the beginning of fiscal 2005.  The table also includes comparable guidance for fiscal 2006 revenue, net income, and diluted earnings per share, both with and without the effects of 123R.

For fiscal 2006, CRA anticipates a 29-30 cents-per-share impact from the implementation of 123R.  CRA anticipates net income of $26.5–$27.5 million and EPS of $2.18–$2.27 for fiscal 2006, including the impact of 123R.

	Without 123R			With 123R
	FY05, As Reported	FY06 Guidance	Growth %	FY05 ProForma	FY06 Guidance	Growth %
Revenue	$295.5M	$349 - 355M	18 - 20	$295.5M	$349 - 355M	18 - 20

Net income	$24.6M	$30 - 31M	22 - 26	$19.4M	$26.5 - 27.5M	37 - 42

Diluted EPS	$2.13	$2.47 - 2.56	16 - 20	$1.68	$2.18 - 2.27	30 - 35

Fiscal 2006 EPS growth assumes an average diluted share count of 12.2 million shares for the year and assumes a stock price of $47.23, which was derived from the average of the past 10 trading days.  Deviations from this stock price will cause earnings per share to vary based on share dilution from CRA’s stock options and convertible bonds.

Conference Call/Webcast Information

CRA International will host a conference call this morning at 11:00 a.m. ET to discuss its fourth-quarter and full-year fiscal 2005 financial results.  To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA’s website, www.crai.com.  CRA’s fourth-quarter and full-year fiscal 2005 conference call also can be heard live by dialing (706) 643-3945 or (888) 349-5690 prior to the start of the call.  Please refer to conference ID # 3332680.  A replay of the call also will be available on the Company’s website.

About CRA International

Founded in 1965, CRA International is a leading provider of economic and financial expertise and management consulting services.  Working with businesses, law firms, accounting firms, and governments, CRA is the preferred consulting firm for complex assignments with pivotal and high-stakes outcomes.  The firm is distinguished by a unique combination of credentials:  deep vertical experience in a variety of industries;  broad horizontal expertise in a range of functional disciplines;  and rigorous economic, financial, and market analysis.  CRA offers a proven track record of thousands of successful engagements in regulatory and litigation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  Headquartered in Boston, the firm has more than a dozen offices within the United States and ten offices in Canada, Europe, the Middle East, and the Asia Pacific region.  Detailed information about CRA is available at www.crai.com.

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering, the impact of the adoption of 123R, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA’s consolidated statements of income and consolidated balance sheet are attached.

CRA INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Weeks Ended	Twelve Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	November 26,	November 27,	November 26,	November 27,
	2005	2004	2005	2004

Revenues	$73,800	$58,335	$295,474	$216,735
Costs of services	42,799	33,602	174,724	127,716
Gross profit	31,001	24,733	120,750	89,019

Selling, general and administrative	19,979	16,099	76,562	57,286
Income from operations	11,022	8,634	44,188	31,733

Interest and other income (expense), net	418	(637)	(999)	(1,107)
Income before provision for income taxes and minority interest	11,440	7,997	43,189	30,626
Provision for income taxes	(4,778)	(3,312)	(18,530)	(13,947)
Income before minority interest	6,662	4,685	24,659	16,679
Minority interest	(56)	(315)	(59)	(335)
Net income	$6,606	$4,370	$24,600	$16,344

Net income per share:
Basic	$0.59	$0.44	$2.34	$1.63
Diluted	$0.55	$0.42	$2.13	$1.55

Weighted average number of shares outstanding:
Basic	11,242	9,830	10,526	10,016
Diluted	12,050	10,376	11,564	10,520

CRA INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 26,	November 27,
	2005	2004

Assets
Cash, cash equivalents and short-term investments	$115,203	$67,811
Accounts receivable and unbilled, net	92,842	75,531
Other current assets	18,940	19,480
Total current assets	226,985	162,822

Property and equipment, net	25,892	18,528
Goodwill and intangible assets, net	122,518	94,509
Long-term investments	—	—
Other assets	12,150	12,952
Total assets	$387,545	$288,811

Liabilities and stockholders’ equity
Current liabilities	$78,603	$61,503
Long-term liabilities	104,322	100,282
Total liabilities	182,925	161,785

Total stockholders’ equity	204,620	127,026
Total liabilities and stockholders’ equity	$387,545	$288,811